PARTICIPATION AGREEMENT
                                      Among
                               EQ ADVISORS TRUST,
                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY,
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                          EOUITABLE DISTRIBUTORS, INC.,
                                       and
                         EQ FINANCIAL CONSULTANTS. INC.


THIS AGREEMENT, made and entered into as of the 18th day of October, 1999 by and among TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, a California stock life insurance company ("Transamerica Occidental"), on its own behalf and on behalf of Separate Account VL of Transamerica Occidental Life Insurance Company ("Account"), EQ ADVISORS TRUST, a business trust organized under the laws of the State of Delaware ("Trust"), THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York stock life insurance corporation ("Manager"), and EQUITABLE DISTRIBUTORS, INC., a Delaware corporation, and EQ FINANCIAL CONSULTANTS, INC., a Delaware corporation (collectively, "Distributors").

WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for the separate accounts ("Separate Accounts") of both affiliated and unaffiliated life insurance companies ("Participating Insurance Companies") in connection with the sale of variable life insurance policies, variable annuity contracts and certificates relating to such policies or contracts ("Variable Contracts") and for tax qualified retirement plans ("Qualified Plans") each of whom has entered into a participation agreement with the Trust and its Distributors; and

WHEREAS, the beneficial interests in the Trust are divided into series of shares (each a "Portfolio"), each representing the interest in a particular managed portfolio of securities and other assets, and each Portfolio is divided or may be divided into one or more classes of shares, i.e., currently the Class IA shares and the Class 113 shares, and such other classes of shares as may be created in the future (the "Classes"); and

WHEREAS, one or more Portfolios or Classes thereof may be made available by the Trust to serve as funding vehicles for Participating Insurance Companies and their Separate Accounts funding Variable Contracts; and

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and shares of its Portfolios are registered under the Securities Act of 1933, as amended ("1933 Act"); and

WHEREAS, the Securities and Exchange Commission ("SEC") has granted exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 1 5(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust and each of its Portfolios and Classes to be sold to and held by Separate Accounts funding Variable Contracts of Participating Insurance Companies and to Qualified Plans ("Shared Funding Exemptive Order"); and

WHEREAS, the Manager is the investment manager to the Trust and is duly registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended and is registered or exempt from registration under all applicable state securities laws; and

WHEREAS, Transamerica Occidental has registered the Account as a unit investment trust under the 1940 Act, and has registered interests in the Account under the 1933 Act; and

WHEREAS, in reliance on the relief provided in Great-West Life Insurance Company (pub. avail. Oct. 23, 1990) ("Great-West"), Transamerica Occidental provides certain information to owners of Variable Contracts issued by Transamerica Occidental through the Account (the "Transamerica Occidental Contracts") about their Transamerica Occidental Contracts, Transamerica Occidental, and the Account's underlying fund in lieu of filing post-effective amendments to the registration statements relating to the Transamerica Occidental Contracts or delivering updated prospectuses to those owners of Transamerica Occidental Contracts ("Contractowners"); and

WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of Transamerica Occidental or through properly delegated authority, and divided into subaccounts, to set aside and invest assets attributable to the Transamerica Occidental Contracts; and

WHEREAS, each of the Distributors is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, Transamerica Occidental intends to purchase Class IA shares in the Portfolios listed on Schedule A hereto as amended from time to time (the "Designated Portfolios") on behalf of the Account, in order to fund certain Transamerica Occidental Contracts currently outstanding and each Distributor is authorized to sell such shares to the Account at the net asset value applicable to such Portfolios and Class IA thereof

NOW, THEREFORE, in consideration of their mutual promises, Transamerica Occidental, the Trust, the Manager and each of the Distributors agree as follows:


ARTICLE I. Sale of Trust Shares

1.1. Each of the Distributors agrees to sell to the Account those shares of the Designated Portfolios and Class IA thereof for which it serves as the Trust's principal underwriter and which the Account orders, executing such orders on a daily basis at the net asset value per share next computed after receipt by the Trust or its designee of the order for the shares of the Designated Portfolios and Class IA thereof. For purposes of this Section 1.1, Transamerica Occidental (but not the Account) shall be considered to be the designee of the Trust for receipt of such purchase orders and, in this regard only, receipt by Transamerica Occidental shall constitute receipt by the Trust for purposes of calculating each Portfolio's net asset value per share, provided that: (i) Transamerica Occidental shall use its best efforts to notify the Trust of such purchase orders by no later than 8:00 a.m. Eastern time on the next Business Day, as defined in this Section 1.1, following the receipt by Transamerica Occidental of the purchase orders; and (ii) the purchase orders received by Transamerica Occidental are in good order prior to the time the net asset value of each Portfolio is calculated. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

1.2. The Trust agrees to make its shares of the Designated Portfolios and Class IA thereof available for purchase by the Account at the applicable net asset value per share on those days on which the Trust calculates the net asset value per share of the Designated Portfolios and Class IA thereof pursuant to rules of the SEC. The Trust shall calculate the net asset value per share of the Designated Portfolios and Class IA thereof on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust ("Board") may refuse to sell shares of any Designated Portfolio or Class IA thereof to any person, or suspend or terminate the offering of shares of any Portfolio or Class IA thereof, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio or Class IA thereof.

1.3. The Trust and each of the Distributors agree that shares of the Designated Portfolios and Class IA thereof will be sold only to Participating Insurance Companies and/or their separate accounts funding Variable Contracts or to other persons or entities permitted under Section 817 of the Internal Revenue Code of 1986, as amended ("Code"), or regulations promulgated thereunder. No shares of any Portfolio will be sold to the general public, except to the extent permitted under the Code and regulations promulgated thereunder.

1.4. The Trust and each of the Distributors will not sell Trust shares to any Participating Insurance Company or Separate Account funding Variable Contracts unless a Participation Agreement containing provisions substantially the same as Articles I, ifi, V, and VII and Section 2.5 of Article II of this Agreement is in effect to govern such sales. The Trust and each of the Distributors will not sell Trust shares in excess of 10% of the assets of the Trust to a Qualified Plan unless a Participation Agreement containing provisions substantially the same as Articles I, III, V and VII of this agreement are in effect to govern such sales.

1.5. The Trust agrees to redeem for cash, at the request of the Account or Transamerica Occidental or its designee, any full or fractional shares of the Trust held by the Account or Transamerica Occidental. The Trust will execute such requests on a daily basis at the net asset value per share of the Designated Portfolios and Class IA thereof next computed after receipt by the Trust or its designee of the request for redemption, without charge. For purposes of this Section 1.5, Transamerica Occidental or its designee (but not the Account) shall be considered the designee of the Trust for receipt of requests for redemption, and, in this regard only, receipt of such requests by Transamerica Occidental or its designee shall constitute receipt by the Trust for purposes of calculating each Portfolio's net asset value per share, provided that: (i) Transamerica Occidental shall use its best efforts to notify the Trust of such redemption requests by no later than 8:00 a.m. Eastern time on the next Business Day, as defined in Section 1.1, following the receipt by Transamerica Occidental of the redemption requests; and (ii) such redemption requests received by Transamerica Occidental are in good order prior to the time the net asset value of each Portfolio is calculated.

1.6. Transamerica Occidental agrees that purchases and redemptions of shares of the Designated Portfolios and Class IA thereof offered by a then-current prospectus of the Trust shall be made in accordance with the provisions of such prospectus.

1.7. Transamerica Occidental shall pay for shares of Designated Portfolios and Class IA thereof that are purchased for the Account in accordance with Section
1.1 hereof by no later than 12:00 noon Eastern time on the same Business Day on which notice of the purchase order for Trust shares is given to the Trust in accordance with the provisions of Section 1.1 hereof. The Trust shall pay redemption proceeds for shares that are redeemed in accordance with Section 1.5 hereof by no later than 12:00 noon Eastern time on the same Business Day on which notice of the redemption request is given to the Trust in accordance with the provisions of Section 1.5 hereof. Payment shall be in federal funds transmitted by wire. For purposes of Section 2.10, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of Transamerica Occidental and shall become the responsibility of the Trust; and upon receipt by Transamerica Occidental of federal funds so wired such funds shall cease to be the responsibility of the Trust and shall become the responsibility of Transamerica Occidental.

1.8. Issuance and transfer of the shares of the Designated Portfolios thereof will be by book entry only. Stock certificates will not be issued to Transamerica Occidental or the Account. Shares ordered from the Trust will be recorded in an appropriate title for the Account or the appropriate subaccount of the Account.

1.9. The Trust shall furnish same day notice to Transamerica Occidental or its designee (by wire or telephone, followed by written confirmation) of any income, dividends or capital gain distributions payable on the shares of the Designated Portfolios and Class IA thereof Transamerica Occidental and the Account hereby elect to receive all such income, dividends and capital gain distributions as are payable on the shares of the Designated Portfolios and Class IA thereof in additional shares of the relevant Designated Portfolios and Class IA thereof (Transamerica Occidental and the Account reserve the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash.) The Trust shall provide notification by the end of the next Business Day of the number of shares so issued as payment of such dividends and distributions. The Trust shall provide advance notice to Transamerica Occidental and the Account of any date on which the Trust reasonably expects to make a dividend distribution; normally this notice will be given at least ten
(10) days in advance of the ex-dividend date.

1.10. The Trust shall make the net asset value per share for each Designated Portfolio and Class IA thereof available to Transamerica Occidental and the Account or their designee on each Business Day as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time each Business Day. In the event that the Trust is unable to meet the 7:00 p.m. time stated herein, it shall provide additional time for Transamerica Occidental to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which the Trust takes to make the net asset value available to Transamerica Occidental. If the Trust provides materially incorrect share net asset value information, the Trust shall make an adjustment to the number of shares purchased or redeemed for the Account to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to Transamerica Occidental or its designee.

1.11. The Trust shall furnish written confirmation to Transamerica Occidental or its designee of the amount of shares traded and the associated cost per share
(NAV), total trade amount and the outstanding share balances held by the Account or Transamerica Occidental's general account in each Designated Portfolio as of the end of each Business Day. Such confirmation will be furnished by 1:00 p.m. Eastern time on the next Business Day.

1.12. Each party to this Agreement shall have the right to rely on information or confirmations provided by any other party and shall not be liable in the event that an error results from incorrect information or confirmations supplied by any other party.

ARTICLE II. Representations and Warranties

2.1. Transamerica Occidental represents and warrants that: (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Account, prior to any issuance or sale of interests therein, as a segregated asset account under applicable insurance laws; (c) it has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Transamerica Occidental Contracts; and (d) it has registered interests in the Account under the 1933 Act.

2.2. The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be: (a) registered under the 1933 Act; and (b) duly authorized for issuance; and (c) sold in compliance, in all material respects, with all applicable federal securities laws. The Trust further represents and warrants that it is and shall remain registered under the 1940 Act. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act (the "Registration Statement") from time to time as required in order to effect the continuous offering of shares of the Designated Portfolios and Class IA thereof. This requirement shall not, however, in any manner limit the Trust's ability to cease offering shares in one or more of the Designated Portfolios or Class IA thereof provided such action complies with applicable laws and regulations.

2.3 Transamerica Occidental represents and warrants that it is in compliance, in all material respects, with the terms and conditions of Great-West, and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that it or the Account has ceased to comply with the terms and conditions of Great-West.

2.4. Subject to Article VI hereof; Transamerica Occidental represents that the Transamerica Occidental Contracts are currently treated as life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust and each of the Distributors immediately upon having a reasonable basis for believing that the Transamerica Occidental Contracts have ceased to be so treated or that they might not be so treated in the future,

2.5. The Trust currently intends for one or more Classes, particularly Class TB, to make payments to finance its distribution expenses pursuant to a Plan adopted under Rule 12b-l under the 1940 Act, although it may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under Rule 12b-l, the Trust undertakes to have a Board, a majority of whose members are not interested persons of the Trust or each of the Distributors (or the then-current principal underwriters) or the Manager, and to otherwise comply with any then current SEC and SEC staff interpretations concerning Rule 1 2b- I or any successor provision.

2.6. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states, except that the Trust represents that the investment objectives, policies, fees and expenses of each of the Designated Portfolios and Class IA thereof are and shall at all times remain in compliance with the insurance laws of the State of California, and the Trust and each of the Distributors severally represent that their respective operations are and shall at all times remain in compliance, in all material respects, with the insurance laws of the State of California to the extent required to perform their respective obligations under this Agreement.

2.7. Each of the Distributors represents and warrants that: (a) it is a member in good standing of the NASD; and (b) it is registered as a broker-dealer with the SEC and all necessary states. Each Distributor further represents that it will sell and distribute the Trust's shares in accordance with the laws of the State of California and all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, the 1940 Act, and all applicable Rules of the NASD.

2.8. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply, in all material respects, with the 1940 Act.

2.9. The Manager represents that it is and shall remain duly registered under all applicable state and federal securities laws and that it shall perform its obligations for the Trust in compliance, in all material respects, with any and all applicable federal and state securities laws.

2.10. The Trust and each of the Distributors severally represent and warrant that all of their trustees, directors, officers, employees, investment managers and investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or such related provisions as may be promulgated from time to time. The aforesaid fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III. Prospectuses and Proxy Statements Voting
             -----------------------------------------

3.1. The Trust or the Distributors shall provide Transamerica Occidental with as many printed copies of the Trust's current prospectus and Statement of Additional Information and any supplements thereto for the Designated Portfolios and Class IA thereof as Transamerica Occidental may reasonably request. In addition, with respect to prospectuses, supplements and Statements of Additional Information for the Designated Portfolios thereof provided by Transamerica Occidental to existing Contractowners in order to update information provided to existing Contractowners as required under the terms and conditions of Great-West, the cost of preparing, printing, mailing and otherwise distributing such prospectuses and Statements of Additional Information and any supplements thereto to Transamerica Occidental for its distribution to existing Contractowners shall be borne by the Trust. If requested by Transamerica Occidental, in lieu of providing Transamerica Occidental with printed copies of the Trust's prospectus and Statement of Additional Information and any supplement thereto, the Trust shall provide Transamerica Occidental with a final copy of the Trust's current prospectus or Statement of Additional Information or supplement in a form suitable for duplication either in paper form (a camera ready copy) or on diskette. The Trust and the Distributors shall also provide such other assistance as is reasonably necessary in order for Transamerica Occidental to have the Trust's prospectus and Statement of Additional Information or supplement printed for distribution to existing Contractowners.

Transamerica Occidental agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses or the expenses of its Class IA shares do not include the cost of printing, mailing and otherwise distributing any prospectuses, Statements of Additional Information or supplements thereto for the Designated Portfolios thereof other than those actually distributed to Transamerica Occidental for its distribution to existing Contractowners.

3.2. The Trust's prospectus for the Designated Portfolios and Class IA thereof shall state that the Statement of Additional Information for the Designated Portfolios and Class IA thereof is available from the Distributors or Transamerica Occidental (or in the Trust's discretion, the prospectus shall state that such Statement of Additional Information is available from the Trust).

3.3. The Trust, at its expense, shall provide Transamerica Occidental with copies of its proxy statements, Annual and Semi-Annual Reports to shareholders, and other communications to shareholders in such quantities as Transamerica Occidental shall reasonably require for its mailing or otherwise distributing such materials to existing Contractowners and the Trust shall assume all expenses associated with mailing or otherwise distributing those materials.

3.4.     If and to the extent required by law, Transamerica Occidental shall:
         (a) solicit voting instructions from Contractowners;

         (b) vote the Trust shares for the Designated Portfolios and Class IA thereof in accordance with instructions received from Contractowners; and

         (c) vote Trust shares for the Designated Portfolios and Class IA thereof for which no instructions have been received in the Account in the same proportion as Trust shares for the Designated Portfolios and Class IA thereof for which instructions have been received so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Contractowners. Transamerica Occidental reserves the right to vote Trust shares held in the Account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their Separate Accounts participating in the Trust calculates voting privileges in a manner consistent with the standards adopted by the Board, which standards will be provided to all other Participating Insurance Companies.

3.5. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will comply with Section 16(c) of the 1940 Act as well as with Section 16(a) and, if and when applicable, Section 16(b). Further, the Trust will act in accordance with the SEC or SEC staff's written interpretation concerning the requirements of Section 16(a) with respect to periodic elections of Trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1. Transamerica Occidental shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with its receipt of net premiums in connection with the Transamerica Occidental Contracts other than the information or representations contained in or accurately derived from the Registration Statement, prospectus or Statement of Additional Information for the Trust, as such Registration Statement, prospectus or Statement of Additional Information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designees. 4.2. The Trust or the Distributors, or their respective designees, shall furnish, or shall cause to be furnished, to Transamerica Occidental or its designees, the form of each piece of sales literature or other promotional material in which Transamerica Occidental is named prior to its use. No such material shall be used if Transamerica Occidental or its designees reasonably object to its use after receipt of such material.

4.3. The Trust and the Distributors shall not give any information or make any representations on behalf of Transamerica Occidental or concerning Transamerica Occidental, the Account, or the Transamerica Occidental Contracts other than the information or representations contained in or accurately derived from published reports for the Account which are in the public domain or approved by Transamerica Occidental for distribution to Contractowners, except with the permission of Transamerica Occidental.

4.4. The Trust shall provide to Transamerica Occidental at least one complete copy of all Registration Statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the SEC, the NASD, or other regulatory authorities.

4.5. Transamerica Occidental shall provide to the Trust at least one complete copy of all reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Transamerica Occidental Contracts or the Account if such document also relates to the Trust, contemporaneously with the filing of such document with the SEC, the NASD, or other regulatory authorities.

4.6. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (including materials published or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape or electronic recording, videotape display, signs or billboards, motion pictures, electronic messages or communications or other public media, including a publicly available internet address or website), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article or internet site or website), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials. However, it is anticipated that materials provided solely: (a) internally to Transamerica Occidental's or a Distributor's own employees or counsel; or (b) to certain designated third parties and that are not designed to be provided or communicated in any manner to the general public (e.g., training materials provided to distributors or agents) will not be filed with the SEC, the NASD, or any state securities or insurance regulatory authorities, although such materials will be prepared in accordance with applicable laws.

ARTICLE V. Fees and Expenses

5.1. The Trust and each of the Distributors shall pay no fee or other compensation to Transamerica Occidental under this Agreement except for items covered in Article III. Nevertheless, a Distributor may make payments to Transamerica Occidental or to any principal underwriter for the Transamerica Occidental Contracts in amounts agreed to by that Distributor in any writing, and such payments by that Distributor may be made out of existing fees otherwise payable to that Distributor, past profits of that Distributor, or other resources available to that Distributor.

5.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. Without limiting the foregoing, the Trust shall see to it that all shares are registered and authorized for issuance prior to their sale in accordance with applicable federal law, and shall bear all expenses with respect to: registration and qualification of the Trust's shares; preparation and filing of the Trust's Registration Statement, prospectus, Statement of Additional Information, proxy materials, and reports; setting the prospectus and Statement of Additional Information in type; setting in type, printing, mailing or otherwise distributing prospectuses, proxy materials and Semi-Annual and Annual Reports sent by Transamerica Occidental to Contractowners (including the costs of setting in type, printing, mailing or otherwise distributing a prospectus that constitutes an Annual Report); the preparation of all statements and notices required by any federal or state law; and all taxes on the issuance or transfer of the Trust's shares.

ARTICLE VI. Diversification

6.1. The Trust and the Manager represent that: (a) the Trust currently has elected to qualify as a regulated investment company under Subchapter M of the Code; (b) the Trust will maintain such qualification (under Subchapter M or any successor or similar provision); (c) the Trust or the Manager will notify Transamerica Occidental immediately upon having a reasonable basis for believing that the Trust has ceased to so qualify or that it might not so qualify in the future; and (d) the Trust and the Manager will seek to minimize any damages and to rectify the Trust's failure to so qualify promptly. The Trust and the Manager acknowledge that any failure by the Trust to qualify as a regulated investment company will eliminate the ability of the Account to avail itself of the "look through" provisions of Section 817(h) of the Code and that, as a result, the Transamerica Occidental Contracts will almost certainly fail to qualify as life insurance contracts under Section 8 17(h) of the Code.

6.2. The Trust and the Manager further represent that the Trust will at all times invest money from the Account in such a manner as to assure that the Transamerica Occidental Contracts will be treated as variable life insurance contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust and the Manager represent that the Trust will at all times comply with Section 8 17(h) of the Code and Treasury Regulation 1.8 17-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications to such Section or Regulations. In the event of a breach of this
Article VI by the Trust, the Trust and the Manager warrant that they will take all reasonable steps: (a) to immediately notify Transamerica Occidental of such breach; and (b) to adequately diversify the Trust's assets so as to achieve compliance within the grace period afforded by Regulation 1.8 17-5.

ARTICLE VII. Potential Conflicts

7.1. The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contractowners of all variable annuity and variable life insurance separate accounts and Qualified Plan participants investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Portfolio are being managed; (e) a difference in voting instructions given by owners of Variable Contracts; or (f) a decision by an insurer to disregard the voting instructions of owners of Variable Contracts. The Board shall promptly inform Transamerica Occidental if it determines that a material irreconcilable conflict exists and the implications thereof

7.2. Transamerica Occidental will report any potential or existing conflicts of which it is aware to the Board. Transamerica Occidental will assist the Board in carrying out its responsibilities under any Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Transamerica Occidental to inform the Board whenever the voting instructions of owners of Variable Contracts are disregarded. Upon the written request of the Trust, Transamerica Occidental will also provide to the Board, not less frequently than annually, a written certification in a format to be determined by mutual agreement of the Trust and Transamerica Occidental, as to its best knowledge of any events that may result in a material irreconcilable conflict. Transamerica Occidental's responsibilities under this Section 7.2 will be carried out with a view only to the interests of its Contractowners.

7.3. If it is determined by a majority of the Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, Transamerica Occidental and other Participating Insurance Companies and Qualified Plans shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the variable annuity and variable life insurance separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether such withdrawal should be implemented to a vote of all affected owners of Variable Contracts and, as appropriate, withdrawing the assets of any appropriate group (i.e., owners of variable annuity contracts or owners of variable life insurance contracts of one or more Participating Insurance Companies) that votes in favor of such withdrawal, or offering to the affected owners of Variable Contracts the option of making such a change; and
(b) establishing a new registered management investment company or managed separate account. Transamerica Occidental's responsibilities under this Section
7.3 will be carried out with a view only to the interests of Contractowners.

7.4. If a material irreconcilable conflict ever were to arise because of a decision by Transamerica Occidental to disregard Contractowner voting instructions and that decision represents a minority position or would preclude a majority vote, Transamerica Occidental may be required, at the Trust's election, to withdraw the affected Account's (or subaccount's) investment in the Trust and terminate this Agreement with respect to such Account (or subaccount); provided however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented and, until the end of that six
(6) month period, the Distributors and Trust shall continue to accept and implement orders by Transamerica Occidental for the purchase (and redemption) of shares of the Trust.

7.5. If a material irreconcilable conflict were ever to arise because a particular state insurance regulator's decision applicable to Transamerica Occidental conflicts with the majority of other state regulators, then Transamerica Occidental shall withdraw the affected Account's (or subaccount's) investment in the Trust and terminate this Agreement with respect to such Account (or subaccount) within six (6) months after the Board informs Transamerica Occidental in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six (6) month period, the Distributors and Trust shall continue to accept and implement orders by Transamerica Occidental for the purchase (and redemption) of shares of the Trust.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Transamerica Occidental Contracts. Transamerica Occidental shall not be required by Section 7.3 to establish a new funding medium for the Transamerica Occidental Contracts if an offer to do so has been declined by vote of a majority of Contractowners materially adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then Transamerica Occidental will withdraw the Account's (or subaccount's) investment in the Trust and terminate this Agreement within six (6) months after the Board informs Transamerica Occidental in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then: (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e.3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; (b) Sections 3.4, 3 5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted; and (c) this Agreement shall be otherwise amended by the Trust, without the need for any consent of the other parties, as required by such change in law.

ARTICLE VIII. Indemnification

8.1. Indemnification By Transamerica Occidental

8.1(a). Transamerica Occidental agrees to indemnify and hold harmless the Trust, each member of the Board of the Trust, each of the Distributors, and the directors and officers and each person, if any, who controls any such person within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including, without limitation thereto, amounts paid in settlement with the written consent of Transamerica Occidental), investigation of claims or litigation (including, without limitation thereto, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Transamerica Occidental Contracts or interests in the Account and:

         (i) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or Statement of Additional Information, or sales literature of the Trust not supplied by Transamerica Occidental or persons under its control) or wrongful conduct of Transamerica Occidental or persons under its control, with respect to the sale or distribution of Trust shares; or

         (ii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or Statement of Additional Information, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon written information furnished to the Trust by or on behalf of Transamerica Occidental; or

         (iii) arise as a result of any failure by Transamerica Occidental to provide the services and furnish the materials required to be provided or furnished by it under the terms of this Agreement; or

         (iv) arise out of or result from any material breach of any representation and/or warranty made by Transamerica Occidental in this Agreement or arise out of or result from any other material breach of this Agreement by Transamerica Occidental;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1(b). Transamerica Occidental shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

8.1(c). Transamerica Occidental shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Transamerica Occidental in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Transamerica Occidental of any such claim shall not relieve Transamerica Occidental from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Transamerica Occidental shall be entitled to participate, at its own expense, in the defense of such action. Transamerica Occidental also shall be entitled to assume the defense thereof; with counsel reasonably satisfactory to the party named in the action and to settle the claim at its own expense provided that, unless the Indemnified Parties' written consent is obtained, (1) no such settlement shall include any factual stipulations referring to the Indemnified Parties or their conduct and
(2) any such settlement must involve a complete and unconditional release of all claims against such Indemnified Parties. After notice from Transamerica Occidental to such party of Transamerica Occidental's election to assume the defense thereof; the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Transamerica Occidental will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Indemnified Parties shall promptly notify Transamerica Occidental of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust's shares or the operation of the Trust.

8.2. Indemnification by the Distributors

8.2(a). Each of the Distributors agrees to indemnify and hold harmless Transamerica Occidental, and the Trust and each of their directors and officers and each person, if any, who controls Transamerica Occidental within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including, without limitation thereto, amounts paid in settlement with the written consent of the Distributors), investigation of claims or litigation (including, without limitation thereto, legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Transamerica Occidental Contracts or interests in the Account and

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or Statement of Additional Information, or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Distributors or Trust by or on behalf of Transamerica Occidental for use in the Registration Statement, prospectus, or Statement of Additional Information for the Trust, or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Transamerica Occidental Contracts or Trust shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus, Statement of Additional Information or sales literature for the Transamerica Occidental Contracts not supplied by the Trust, the Distributors or persons under their control) or wrongful conduct of the Trust or the Distributors or persons under their control, with respect to the sale or distribution of the Trust shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in any above written communication prepared by the Trust or its Distributors, which are not otherwise covered by subsections (i) and (ii), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to Transamerica Occidental by or on behalf of the Trust or the Distributors; or

         (iv) arise as a result of any failure by the Distributors or the Trust to provide the services and furnish the materials required to be provided or furnished by the Distributors or the Trust under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification or other qualification requirements specified in Article VI of this Agreement); or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributors in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributors;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof

8.2(b). Each of the Distributors shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Transamerica Occidental or the Account, whichever is applicable.

8.2(c). Each of the Distributors shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified each of the Distributors in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributors of any such claim shall not relieve the Distributors from any liability which either of them or both may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, each Distributor will be entitled to participate, at its own expense, in the defense thereof. Each Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action, and to settle the claim at its own expense provided that, unless the Indemnified Parties' written consent is obtained, (1) no such settlement shall include any factual stipulations referring to the Indemnified Parties or their conduct and
(2) any such settlement must involve a complete and unconditional release of all claims against such Indemnified Parties. After notice from a Distributor to such party of that Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and that Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8,2(d). Transamerica Occidental agrees promptly to notify each of the Distributors of the commencement of any material litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Transamerica Occidental Contracts or the operation of the Account.

8.3. Indemnification by the Manager

8.3(a). The Manager agrees to indemnify and hold harmless Transamerica Occidental, and the Trust and each of their directors and officers and each person, if any, who controls Transamerica Occidental within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including, without limitation thereto, amounts paid in settlement with the written consent of the Distributors), investigation of claims or litigation (including, without limitation thereto, legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Transamerica Occidental Contracts or interests in the Account and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or Statement of Additional Information, or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Manager or Trust by or on behalf of Transamerica Occidental for use in the Registration Statement, prospectus, or Statement of Additional Information for the Trust, or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Transamerica Occidental Contracts or Trust shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus, Statement of Additional Information or sales literature for the Transamerica Occidental Contracts not supplied by the Trust, the Manager or persons under their control) or wrongful conduct of the Trust or the Manager or persons under their control, with respect to the sale or distribution of the Trust shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in any above written communication prepared by the Trust or the Manager, which are not otherwise covered by subsections (i) and (ii), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to Transamerica Occidental by or on behalf of the Trust or the Manager; or

         (iv) arise as a result of any failure by the Manager or the Trust to provide the services and furnish the materials required to be provided or furnished by the Manager or the Trust under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification or other qualification requirements specified in Article VI of this Agreement); or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Manager in this Agreement or arise out of or result from any other material breach of this Agreement by the Manager or the Trust;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3(b). The Manager shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Transamerica Occidental or the Account, whichever is applicable.

8.3(c). The Manager shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Manager will be entitled to participate, at its own expense, in the defense thereof The Manager also shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the party named in the action, and to settle the claim at its own expense provided that, unless the Indemnified Parties' written consent is obtained, (1) no such settlement shall include any factual stipulations referring to the Indemnified Parties or their conduct and (2) any such settlement must involve a complete and unconditional release of all claims against such Indemnified Parties. After notice from the Manager to such party of the Manager's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Manager will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). Transamerica Occidental agrees promptly to notify the Manager of the commencement of any material litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Transamerica Occidental Contracts or the operation of the Account.

8.4. Indemnification By the Trust

8.4(a). The Trust agrees to indemnify and hold harmless Transamerica Occidental and each of its directors and officers and each person, if any, who controls Transamerica Occidental within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any and all losses, claims, damages, liabilities (including, without limitation thereto, amounts paid in settlement with the written consent of the Trust), investigation of claims or litigation (inc1uding, without limitation thereto, legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

         (i) arise as a result of any failure by the Trust to provide the services and furnish the materials required to be provided or furnished by it under the terms of this Agreement (including a failure to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

         (ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof.

8.4(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Transamerica Occidental, the Trust, the Distributors, or the Account, whichever is applicable.

8.4(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof The Trust also shall be entitled to assume the defense thereof; with counsel reasonably satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof; the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.4(d). Transamerica Occidental, the Manager and each of the Distributors agree promptly to notify the Trust of the commencement of any material litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, with respect to the operation of the Account, or the sale or acquisition of shares of the Trust.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, except to the extent that California insurance law may otherwise require.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant (including, but not limited to, any Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1. This Agreement shall continue in fill force and effect until the first to occur of:

         (a) termination by any party, with or without cause, upon six (6) months' advance written notice delivered to the other parties; provided, that the Trust, the Manager and the Distributors shall not give such notice of termination without cause earlier than one year following the date of this Agreement; or

         (b) termination by Transamerica Occidental upon thirty (30) days written notice to the Trust, the Manager and each of the Distributors with respect to any Designated Portfolio and Class IA based upon Transamerica Occidental's determination that Class IA shares of such Designated Portfolio are not reasonably available to meet the requirements of the Transamerica Occidental Contracts or are not consistent with Transamerica Occidental's obligations to Contractowners; or

         (c) termination by Transamerica Occidental upon thirty (30) days written notice to the Trust, the Manager and each of the Distributors with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable federal and/or state law or such law precludes the use of such shares as the underlying investment media of the Transamerica Occidental Contracts issued or to be issued by Transamerica Occidental; or

         (d) termination by Transamerica Occidental by written notice to the Trust, the Manager and each of the Distributors with respect to any Designated Portfolio thereof in the event that such Designated Portfolio thereof ceases to qualify as a regulated investment company under Subchapter M of the Code or any other failure under Section 817 of the Code, or under any successor or similar provision of either, or if Transamerica Occidental reasonably believes that the Trust may fail to so qualify; or

         (e) termination by any of the Trust, the Manager or the Distributors by written notice to Transamerica Occidental, if the Trust, the Manager or the Distributors shall determine, in their sole judgment, exercised in good faith, that Transamerica Occidental and/or its affiliated companies have suffered a material adverse change in their business, operations, financial condition, or prospects since the date of this Agreement or are the subject of material adverse publicity; but no termination shall be effective under this subsection (e) until Transamerica Occidental has been afforded a reasonable opportunity to respond to a statement by the Trust or the Distributors concerning the reason for notice of termination hereunder; or

         (f) termination by Transamerica Occidental by written notice to the Trust and each of the Distributors, if Transamerica Occidental shall determine, in its sole judgment exercised in good faith, that any of the Trust, the Manager or the Distributors have suffered a material adverse change in its or their business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; but no termination shall be effective under this subsection (f) until the Trust, the Manager or the Distributors have been afforded a reasonable opportunity to respond to a statement by Transamerica Occidental concerning the reason for notice of termination hereunder; or

         (g) termination by Transamerica Occidental upon receipt of any necessary regulatory authority approvals and/or the vote of the Contractowners having an interest in the Account (or any subaccounts) to substitute the shares of another investment company for the corresponding shares of a Designated Portfolio in accordance with the terms of the Transamerica Occidental Contracts for which those Designated Portfolio shares had been selected to serve as the underlying investment media. Transamerica Occidental shall give thirty
         (30) days' prior written notice to the Trust, the Manager and the Distributors of the date of any proposed vote or other action taken to replace the Designated Portfolio shares.

10.2 Notwithstanding any termination of this Agreement, the Trust, the Manager and the Distributors shall, at the option of Transamerica Occidental, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Transamerica Occidental Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Transamerica Occidental Contracts"). Specifically, without limitation, the owners of the Existing Transamerica Occidental Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust, and/or invest in the Trust upon the making of additional purchase payments under the Existing Transamerica Occidental Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.3. Transamerica Occidental shall not redeem Trust shares attributable to the Transamerica Occidental Contracts (as opposed to Trust shares attributable to Transamerica Occidental's assets held in the Account) except: (a) as necessary to implement Contractowner initiated or approved transactions; or (b) as required by federal and/or state laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"); or (c) as permitted pursuant to contractowner vote or Section 26(b) of the 1940 Act or otherwise pursuant to an order of the SEC that permits Transamerica Occidental to redeem Trust shares attributable to Transamerica Occidental Contracts. Upon request, Transamerica Occidental shall promptly furnish to the Trust, the Manager and the Distributors the opinion of counsel for Transamerica Occidental (which counsel shall be reasonably satisfactory to the Trust, the Manager and the Distributors) to the effect that any redemption pursuant to clause (b) above is a Legally Required Redemption or any redemption pursuant to clause (b) is permitted without first obtaining an order of the SEC pursuant to Section 26(b) or any other provision of the 1940Act. Futhermore, except in cases where permitted under the terms of the Transamerica Occidental Contracts, and as may be in the best interests of Contractowners, as determined by Transamerica Occidental, Transamerica Occidental shall not prevent Contractowners from allocating payments to a Designated Portfolio that was otherwise available under the Transamerica Occidental Contracts without first giving the Trust, the Manager or the Distributors ninety (90) days' notice of its intention to do so.

10.4. Notwithstanding any termination of this Agreement for any reason, the terms and conditions of the following provisions of this Agreement shall remain in effect with respect to any Existing Transamerica Occidental Contract, for so long as any assets invested in the Trust are attributable to such Existing Transamerica Occidental Contract: Sections 1.3 to 1.10 of Article I (governing the pricing and redemption of shares); Article II (Representations and Warranties); Sections 3.1 through 3.3 and 3.5 of Article III (Prospectuses and Proxy Statements, and Voting); Articles IV through IX (Sales Material and Information; Fees and Expenses; Diversification; Potential Conflicts; Indemnification; and Applicable Law); Article XI (Notices); and Sections 12.1, 12.2, and 12.5 through 12.8 of Article XII (Miscellaneous). Further, notwithstanding any termination of this Agreement for any reason, the terms and conditions of the following provisions of this Agreement shall remain in effect with regard to Transamerica Occidental Contracts whose assets were previously invested in the Trust: Article II (Representations and Warranties), Article VI (Diversification) and Article VII (Indemnification).

10.5. If for any reason the shares of any Designated Portfolio are no longer to be made available, then, at the request of Transamerica Occidental, the Trust, the Manager and the Distributors shall cooperate with Transamerica Occidental so that the provisions of Section 26(b) of the 1940 Act will be complied with as soon as reasonably practicable and substitution of an underlying funding medium accomplished without disruption of sales of securities to the Account or a division thereof, as the case may be, in connection with the Transamerica Occidental Contracts.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

EQ Advisors Trust
1290 Avenue of the Americas
New York New York 10104
Attention: Peter D. Noris

If to Transamerica Occidental:

Transamerica Occidental Life Insurance Company
1150 South Olive Street
Los Angeles, California 90015
Attention: General Counsel

If to the Manager:

The Equitable Life Assurance Society of the United States
1290 Avenue of the Americas
New York, New York 10104
Attention: Steven M. Joenk

If to the Distributors:

Equitable Distributors, Inc.
1290 Avenue of the Americas
New York, New York 10104
Attention: Michael S. Martin

EQ Financial Consultants, Inc.
1290 Avenue of the Americas
New York, New York 10019
Attention: Michael S. Martin

ARTICLE XII. Miscellaneous

12.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board (or its members), officers, agents, or shareholders shall assume any personal liability for obligations entered into on behalf of the Trust.

12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the Contractowners and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate, or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Without limiting the foregoing, no party hereto shall disclose any information that such party has been advised is proprietary, except such information that such party is required to disclose by any appropriate governmental authority (including without limitation the SEC, the NASD, and state securities or insurance regulators).

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.7, The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, to which the parties hereto are entitled under federal and state laws.

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that:

(a) each Distributor may assign this Agreement or any of its rights or obligations hereunder to any affiliate of or company under common control with that Distributor (but in such event that Distributor shall continue to be liable under Article VIII of this Agreement for any indemnification due to Transamerica Occidental, and the assignee shall also be liable), if such assignee is duly licensed and registered to perform the obligations of that Distributor under this Agreement, upon thirty (30) days advance written notice to Transamerica Occidental; and

(b) the Manager may assign this Agreement or any of its rights or obligations hereunder to any affiliate of or company under common control with the Manager (but in such event the Manager shall continue to be liable under Article VIII of this Agreement for any indemnification due to Transamerica Occidental, and the assignee shall also be liable), if such assignee is duly licensed and registered to perform the obligations of the Manager under this Agreement, upon thirty (30) days advance written notice to Transamerica Occidental.

12.9. Upon reasonable request, Transamerica Occidental shall furnish, or shall cause to be furnished, to the Trust or its designee, copies of the following reports:

         (a) Transamerica Occidental's annual statements (prepared under statutory accounting principles) and annual reports (prepared under generally accepted accounting principles, if any), as soon as practicable and in any event within ninety (90) days after the end of each fiscal year;

         (b) any material financial statement, proxy statement, notice, or report of Transamerica Occidental sent to Contractowners, as soon as practicable after the delivery thereof to stockholders;

         (c) any registration statement (without exhibits) and financial reports of Transamerica Occidental filed with the SEC or any state insurance regulator, as soon as practicable after the filing thereof; and

         (d) any other report submitted to Transamerica Occidental by independent accountants in connection with any annual, interim, or special audit made by them of the books of Transamerica Occidental, as soon as practicable after the receipt thereof, but nothing in this subsection shall require Transamerica Occidental to disclose any information that is privileged or which, if disclosed, would put Transamerica Occidental at a competitive disadvantage or is both: (a) confidential; and (b) not material to Transamerica Occidental's financial condition.

12.10. At the request of any party to this Agreement, each other party will make available to the requesting party's independent auditors and/or representatives of the appropriate regulatory agencies, all records, data, and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

12.11. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other `forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

12.12. Except as otherwise expressly provided in this Agreement, neither the Trust, the Manager, the Distributors or any affiliates thereof shall use any trademark, trade name, service mark or logo of Transamerica Occidental or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo, without Transamerica Occidental's prior written consent, the granting of which shall be at Transamerica Occidental's sole option.

12.13. Except as otherwise expressly provided in this Agreement, neither Transamerica Occidental nor any of its affiliates shall use any trademark, trade name, service mark or logo of the Trust or any affiliates thereof, or any variation of any such trademark, trade name, service mark or logo, without the Trust's prior written consent, the granting of which shall be at the Trust's sole option.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

EQ ADVISORS TRUST
By:
Name: Peter D. Noris
Title: President and Trustee

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
By:
Name: _________________________________
Title: _________________________________

EQUITABLE DISTRIBUTORS, INC.
By:
Name: Michael S. Martin
Title: Chairman of the Board
and Chief Executive Officer

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
By:
Name: Steven M. Joenk
Title: Senior Vice President

                         EQ FINANCIAL CONSULTANTS, INC.
By:
Name: Michael S. Martin
Title: Chairman of the Board
and Chief Executive Officer

                                   SCHEDULE A
                        DESIGNATED PORTFOLIOS AND CLASSES

                                  Portfolios of
                               EQ Advisors Trust

Portfolios                                           Classes

                  Alliance Aggressive Stock Portfolio Class IA
                      Alliance Balanced Portfolio Class IA